AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of October 10, 2016, is entered into by and among Quantum Materials Corp., a Nevada corporation (the “Company”), Carson Haysco Holdings, LP, a Texas limited partnership (“Carson Haysco”) and Carson Diversified Investments, LP, a Texas limited partnership (“Carson Diversified” and together with Carson Haysco, the “Holders”).

WHEREAS, pursuant to (i) that certain Convertible Debenture, dated January 15, 2015, the Company agreed to pay Carson Haysco the principal amount of $250,000 on or before January 15, 2017 (the “Maturity Date”) and (ii) that certain Convertible Debenture, dated January 15, 2015, the Company agreed to pay Carson Diversified the principal amount of $250,000 on or before the Maturity Date (collectively, the “2015 Convertible Debentures”);

WHEREAS, pursuant to (i) that certain Common Stock Purchase Warrant, dated January 31, 2014, the Company granted Carson Haysco the right and option to purchase up to 2,500,000 shares of common stock of the Company (“Shares”) at an exercise price of $0.06 (the “2014 Carson Haysco Warrant”) and (ii) that certain Company Stock Purchase Warrant, dated January 31, 2014, the Company granted Carson Diversified the right and option to purchase up to 2,500,000 Shares at an exercise price of $0.06 (the “2014 Carson Diversified Warrant” and together with the 2014 Carson Haysco Warrant, the “2014 Warrants”);

WHEREAS, pursuant to (i) that certain Common Stock Purchase Warrant, dated January 31, 2015, the Company granted Carson Haysco the right and option to purchase up to 3,125,000 Shares at an exercise price of $0.06 (the “2015 Carson Haysco Warrant”) and (ii) that certain Company Stock Purchase Warrant, dated January 31, 2015, the Company granted Carson Diversified the right and option to purchase up 3,125,000 Shares at an exercise price of $0.06 (the ” 2015 Carson Diversified Warrant”, and together with the 2015 Carson Haysco Warrant, the “2015 Warrants”); and

WHEREAS, the Company and Holders have agreed to enter into this Agreement (i) to amend the 2015 Convertible Debentures to extend the Maturity Date, (ii) to amend the 2014 Warrants to permit the cashless exercise of 1,250,000 Shares to Carson Haysco and 1,250,000 Shares to Carson Diversified and to terminate the 2014 Warrants upon the Cashless Exercise (defined below) and (iii) to exercise the 2015 Warrants for the 2015 Warrant Purchase Price (defined below) in exchange for the Company’s issuance of 3,125,000 Shares to Carson Haysco and 3,125,000 Shares to Carson Diversified.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

1. Amendment to 2015 Convertible Debentures. The Maturity Date of the 2015 Convertible Debentures is extended to January 15, 2018 with all other terms and provisions thereof remaining in full force and effect.

2. Amendment to 2014 Warrants; Termination of Remaining 2014 Warrants. The Company hereby agrees to the following: (i) the issuance of 1,250,000 Shares (one-half) of the 2,500,000 Shares pursuant to the 2014 Carson Haysco Warrant in exchange for the cancellation of the remaining unexercised portion of the 2014 Carson Haysco Warrants with such 1,250,000 Shares to be issued upon receipt of the warrant exercise form attached hereto as Exhibit A and (ii) the issuance of 1,250,000 Shares (one-half) of the 2,500,000 Shares pursuant to the 2014 Carson Diversified Warrant in exchange for the cancellation of the remaining unexercised portion of the 2014 Carson Diversified Warrant with such 1,250,000 Shares to be issued upon receipt of the warrant exercise form attached hereto as Exhibit B (collectively, the “Cashless Exercise”). In exchange for and upon the Cashless Exercise, each of the Company, Carson Haysco and Carson Diversified agrees to the following: (i) the right and option to purchase the remaining 1,250,000 Shares pursuant to the 2014 Carson Haysco Warrant and the right and option to purchase the remaining 1,250,000 Shares pursuant to the 2014 Carson Diversified Warrant shall terminate and not be issued to any other holder, (ii) Carson Haysco and Carson Diversified shall have no further rights under the respective 2014 Warrants, and (iii) the Cashless Exercise is the full and complete exercise of the 2014 Warrants.

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3. Exercise of 2015 Warrants. Each of Carson Haysco and Carson Diversified hereby elects exercise the respective 2015 Carson Haysco Warrant for $187,500 and the 2015 Carson Diversified Warrant for $187,500 for the aggregate purchase price of $375,000 (the “2015 Warrant Purchase Price”), and the Company hereby agrees to issue 3,125,000 Shares to Carson Haysco and 3,125,000 Shares to Carson Diversified upon receipt of (i) the 2015 Warrant Purchase Price and (ii) the subscription forms attached to the respective 2015 Warrants.

4. Representations and Warranties. The Company hereby makes to the Holders the following representations and warranties:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

(c) Duly Authorized. Upon the exercise of the 2014 Carson Haysco Warrant and the 2014 Carson Diversified Warrant pursuant to Section 2 in exchange for the cancellation of the remaining unexercised portion of such warrants and upon the exercise of the 2015 Carson Haysco Warrant and the 2015 Carson Diversified Warrant pursuant to Section 3 in exchange for delivery of the 2015 Warrant Purchase Price, the 4,375,000 shares of the Company’s Shares issued to each of Carson Haysco and Carson Diversified (or 8,750,000 shares in the aggregate) will all be duly authorized, validly issued, fully paid and non-assessable and free and clear of any liens.

5. Miscellaneous.

(a) Except as expressly set forth above, all of the terms and conditions of the 2015 Convertible Debentures and the Warrants shall continue in full force and effect including, but not limited to, the option to fund the remaining $150,000 of the Phase 2 Convertible Debentures and to obtain the remaining Phase 2 Warrants as each is defined in that certain Amended and Restated Subscription Agreement dated January 15, 2015, by and among the Company, Carson Haysco and Carson Diversified. The Company shall, within three (3) trading days of the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby (the “8-K Filing”). From and after the filing of the 8-K Filing with the Securities and Exchange Commission, the Holders shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

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(b) This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

(c) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without giving effect to any conflicts or choice of law provisions thereof).

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IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

QUANTUM MATERIALS CORP.

By:
Name:	Craig Lindberg
Title:	Chief Financial Officer

CARSON HAYSCO HOLDINGS, LP

By: Carson Diversified GP, LLC
Its General Partner

By:
Name:	W.C. Carson
Title:	Manager of the General Partner

CARSON DIVERSIFIED INVESTMENTS, LP

By: Carson Diversified GP, LLC
Its General Partner

By:
Name:	W.C. Carson
Title:	Manager of the General Partner

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Exhibit A

Notice of Exercise

To:	Quantum Materials Corp.

3055 Hunter Road

San Marcos, Texas 78666

Attn: Sri Peruvemba, Chief Executive Officer

The undersigned Holder hereby elects to purchase 1,250,000 Shares of Quantum Materials Corp. (the “Company”) pursuant to the terms of that certain Common Stock Purchase Warrant, dated January 31, 2014 (the “Warrant”) and the terms of the Agreement, dated October ___, 2016, by and among the Company, Carson Haysco Holdings, LP and Carson Diversified Investments, LP (the “Agreement”). The payment of the Exercise Price (as set forth in the Warrant) shall be the cancellation of the remaining warrants to acquire Shares of the Company under the Warrant.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________

(Name)

_________________________________________

_________________________________________

(Address)

CARSON HAYSCO HOLDINGS, LP

By:
Its General Partner

By:
Name:
Title:

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Exhibit B

Notice of Exercise

To:	Quantum Materials Corp.

3055 Hunter Road

San Marcos, Texas 78666

Attn: Sri Peruvemba, Chief Executive Officer

The undersigned Holder hereby elects to purchase 1,250,000 Shares of Quantum Materials Corp. (the “Company”) pursuant to the terms of that certain Common Stock Purchase Warrant, dated January 31, 2014 (the “Warrant”) and the terms of the Agreement, dated October ___, 2016, by and among the Company, Carson Haysco Holdings, LP and Carson Diversified Investments, LP (the “Agreement”). The payment of the Exercise Price (as set forth in the Warrant) shall be the cancellation of the remaining warrants to acquire Shares of the Company under the Warrant.

Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

_________________________________________

(Name)

_________________________________________

_________________________________________

(Address)

CARSON DIVERSIFIED INVESTMENTS, LP

By:
Its General Partner

By:
Name:
Title:

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